Exhibit 99.1

[LETTER OF RESIGNATION OF DUANE N. MARTIN]

TO BOARD OF DIRECTORS:

I hereby tender my resignation as a Director and Chairman of the Board effective immediately to pursue other opportunities. As a significant shareholder in the Company, I will continue to have an active interest in the Company’s affairs.

/s/ Duane N. Martin
Duane N. Martin

Dated: June 6, 2006